UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2024

Talos Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38497	82-3532642
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

333 Clay Street, Suite 3300 Houston, Texas	77002
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (713) 328-3000

Not Applicable

(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TALO	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On January 13, 2024, Talos Energy Inc., a Delaware corporation (“Talos”), QuarterNorth Energy Inc., a Delaware corporation (“QuarterNorth”), Compass Star Merger Sub Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Talos (“Merger Sub”) and representatives of the equityholders of QuarterNorth, entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things, Merger Sub will merge with and into QuarterNorth (the “Merger”), with QuarterNorth continuing as the surviving corporation in the Merger and an indirect wholly-owned subsidiary of Talos.

On March 4, 2024 (the “Closing Date”), the Merger was consummated, and Talos acquired all of the outstanding equity interests in QuarterNorth (the “Closing”).

Item 1.01	Entry Into a Material Definitive Agreement.

The information set forth in the Introductory Note and Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Pursuant to the Merger Agreement, at the Closing, each share of QuarterNorth common stock (the “QuarterNorth Common Stock”) was automatically converted into the right to receive the Per Share Consideration, as defined herein, which resulted in Talos issuing 24,349,452 shares of Talos common stock, par value $0.01 per share (the “Talos Common Stock”) and paying approximately $1.27 billion, in the aggregate at closing.

Registration Rights Agreement

On the Closing Date, Talos entered into a Registration Rights Agreement (the “Registration Rights Agreement”), with certain of QuarterNorth’s stockholders, pursuant to which Talos granted such holders certain demand, “piggy-back” and shelf registration rights with respect to the shares of Talos Common Stock, received by such holders in the Merger, subject to certain customary thresholds and conditions. Talos will pay certain expenses of the parties incurred in connection with the exercise of their rights under the Registration Rights Agreement and indemnify them for certain securities law matters in connection with any registration statement filed pursuant thereto.

The foregoing description of the Registration Rights Agreement is subject to and qualified in its entirety by reference to the Registration Rights Agreement, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Pursuant to the Merger Agreement, at the Closing, each share of QuarterNorth Common Stock was automatically converted into the right to receive:

(a) an amount in cash equal to the quotient of (i) sum of (A) $964,904,000, plus (B) the amount of net unrestricted cash of QuarterNorth as of December 31, 2023, plus (C) the aggregate exercise price payable for the exercise of the QuarterNorth Warrants (as defined below), plus (D) additional cash payable in lieu of the Per Share Stock Consideration (as defined below) to certain QuarterNorth stockholders who are not determined prior to closing to be “accredited investors” as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) in an amount not to exceed $500,000, divided by (ii) the aggregate number of shares of QuarterNorth Common Stock outstanding (including shares of QuarterNorth Common Stock issuable upon conversion of the outstanding QuarterNorth Warrants and QuarterNorth’s outstanding equity awards) (the “Per Share Cash Consideration”); and

(b) Talos Common Stock equal to the quotient of (i) 24,800,000 shares, divided by (ii) the aggregate number of shares of QuarterNorth Common Stock outstanding immediately prior to the Effective Time (including shares of QuarterNorth Common Stock issuable upon conversion of the outstanding QuarterNorth Warrants and QuarterNorth’s outstanding equity awards) (the “Per Share Stock Consideration” and together with the Per Share Cash Consideration, the “Per Share Consideration”).

Each warrant to purchase QuarterNorth Common Stock (“QuarterNorth Warrant”) automatically converted immediately into the right to receive the Per Share Consideration, minus the aggregate exercise price payable for the exercise of such QuarterNorth Warrant.

Each share of QuarterNorth Common Stock held by QuarterNorth (including treasury stock) was cancelled without any conversion and will cease to exist, and no payment will be made with respect thereto.

Each share of capital stock of QuarterNorth was converted into the right to receive the Per Share Consideration.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to Talos’s Current Report on Form 8-K filed on January 16, 2024 and the terms of which are incorporated by reference into this Item 2.01.

Item 3.02	Unregistered Sales of Equity Securities.

The information required by Item 3.02 relating to the shares of Talos Common Stock issued as consideration under the Merger Agreement is contained in Item 2.01 of this Current Report on Form 8-K above and is incorporated by reference herein. All shares of Talos Common Stock issued to QuarterNorth stockholders in connection with the Merger were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof and/or Rule 506 of Regulation D promulgated thereunder.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

Pursuant to the Merger Agreement, effective as of the Closing Date, Talos caused (a) the number of directors constituting the Talos Board of Directors (the “Talos Board”) to be increased to nine and (b) one individual designated by QuarterNorth to be appointed as a member of the Talos Board. Joseph A. Mills was appointed to fill the vacancy on the Talos Board, to serve until Talos’s 2024 Annual Meeting of Stockholders or until his successor shall be elected and qualified, or, if earlier, until his death, disability, resignation, disqualification or removal from office. The biographical information of Mr. Mills is included below:

Joseph A. Mills – Director Nominee – 64 – Mr. Mills served on the QuarterNorth Board of Directors from August 2021 until its acquisition by Talos Energy Inc. in March 2024. Mr. Mills has over forty years of experience in the oil and gas exploration and production space and is currently the Chief Executive Officer of Samson Resources II, LLC (“Samson”), a position he has held since September 2023 and previously from March 2017 to May 2021. Mr. Mills also serves as a member of Samson’s board of directors. Prior to his current position, Mr. Mills previously served as the Executive Chairman, Principal Executive Officer and a member of the board of directors of Roan Resources Company (“Roan”) (NYSE: ROAN) from November 2018 to December 2019, where he led the company through a strategic evaluation that resulted in the sale of Roan to a portfolio company of Warburg Pincus. Mr. Mills also served as Chief Executive Officer and Chairman of the Board of Eagle Rock Energy Partners, L.P. (NASDAQ: EROC) from May 2007 to October 2015. In addition to his positions on the Samson and QuarterNorth boards of directors, Mr. Mills also serves as a member of the boards of directors of Riviera Resources, Inc. since January 2020, Liberty Resources Company since October 2021 and Caliber Midstream Company where he serves as Chairman of the Board, since March 2022.

Mr. Mills holds a Masters of Business Administration degree in Finance from the University of Houston and a Bachelor of Business Administration degree in Petroleum Land Management from The University of Texas at Austin.

Mr. Mills is not related to any officer or director of Talos. There are no transactions or relationships between Mr. Mills, on the one hand, and Talos, on the other hand, that would be required to be reported under Item 404(a) of Regulation S-K.

Director Indemnification Agreement

In connection with the appointment of Mr. Mills to the Talos Board, Talos entered into a customary indemnification agreement (the “Indemnification Agreement”), in the form previously approved by the Talos Board, with Mr. Mills.

The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference into this Item 5.02.

Item 7.01	Regulation FD Disclosure.

On March 4, 2024, Talos issued a press release announcing the completion of the previously announced Merger. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated by reference into this Item 7.01.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Current Report on Form 8-K under Item 7.01 and set forth in the attached Exhibit 99.1 is deemed to be “furnished” solely pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On March 4, 2024, in connection with the Merger, Talos Production Inc., a Delaware corporation (“Talos Production”), QuarterNorth, QNE Finco LLC, a Delaware limited liability company, QuarterNorth Energy Holding Inc., a Delaware corporation, QuarterNorth Energy LLC, a Delaware limited liability company, and Mako Buyer 2 LLC, a Delaware limited liability company (collectively, the “QNE Entities”), and Wilmington Trust, National Association, as trustee and as collateral agent (the “Trustee”), entered into (i) a first supplemental indenture (the “2029 Supplemental Indenture”) to the indenture, dated as of February 7, 2024 (the “2029 Indenture”), among Talos Production, the guarantors party thereto (the “Existing Guarantors”) and the Trustee governing the 9.000% Second-Priority Senior Secured Notes due 2029 issued by Talos Production and (ii) a first supplemental indenture (the “2031 Supplemental Indenture” and, together with the 2029 Supplemental Indenture, the “Supplemental Indentures”) to the indenture, dated as of February 7, 2024 (the “2031 Indenture”), among Talos Production, the Existing Guarantors and the Trustee governing the 9.375% Second-Priority Senior Secured Notes due 2031 issued by Talos Production. Pursuant to each of the 2029 Supplemental Indenture and the 2031 Supplemental Indenture, the QNE Entities agreed to unconditionally guarantee all of Talos Production’s obligations under the 2029 Indenture and 2031 Indenture, respectively.

The foregoing description of the Supplemental Indentures is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the full text of the 2029 Supplemental Indenture and the 2031 Supplemental Indenture, copies of which are attached hereto as Exhibit 4.2 and Exhibit 4.3 to this Current Report on Form 8-K and are incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

To be filed by amendment not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

To be filed by amendment not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Description

2.1	Merger Agreement, dated January 13, 2024, by and among Talos Energy Inc., QuarterNorth Energy Inc., Compass Star Merger Sub Inc. and the equityholder representatives named therein. (incorporated by reference to Exhibit 2.1 to Talos Energy Inc.’s Current Report on Form 8-K (File No. 001-38497) filed with the SEC on January 16, 2024).

4.1	Registration Rights Agreement, dated as of March 4, 2024, by and among Talos Energy Inc. and each of the Persons listed on Schedule A thereto.

4.2	First Supplemental Indenture, dated as of March 4, 2024, among Talos Production Inc., each of the guarantors party thereto and Wilmington Trust, National Association, as trustee and as collateral agent (9.000% Senior Notes).

4.3	First Supplemental Indenture, dated as of March 4, 2024, among Talos Production Inc., each of the guarantors party thereto and Wilmington Trust, National Association, as trustee and as collateral agent (9.375% Senior Notes).

10.1	Indemnification Agreement (Joseph Mills).

99.1	Press Release, dated March 4, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALOS ENERGY INC.

Date: March 4, 2024

	By:	/s/ William S. Moss III
	Name:	William S. Moss III
	Title:	Executive Vice President, General Counsel and Secretary